Gordon, Hughes & Banks, LLP
CPAs & BUSINESS ADVISORS

5299 DTC Boulevard
Suite 1000
Greenwood Village, CO 80111
303-770-5700
Toll free: 877-882-9856
Fax: 303-770-7581
www.ghbcpa.com

June 15, 2006

Board of Directors
eTotalSource, Inc.
1510 Poole Boulevard
Yuba City, California 95993

Dear members of the Board,

This is to confirm that the client-auditor relationship between eTotalSource, Inc. (Commission File 39-49797) and Gordon, Hughes & Banks, LLP has ceased effective May 15, 2006.

Sincerely,

Gordon, Hughes & Banks, LLP

***Gordon, Hughes & Banks, LLP***

Cc: Office of the Chief Accountant
SEC PS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549
Fax: 202-772-9213